UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2014

 Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On August 21, 2014, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”), adopted an executive officer bonus plan for July-December 2014 (the “Executive Officer Plan”).

The Executive Officer Plan provides for cash bonuses for Thomas R. Sullivan, Chairman of the Board of Mercantile and Vice Chairman of the Board of the Bank, Michael H. Price, President and Chief Executive Officer of Mercantile and Chairman of the Board and Chief Executive Officer of the Bank, Robert B. Kaminski, Jr., the Executive Vice President, Chief Operating Officer and Secretary of Mercantile and President, Chief Operating Officer and Secretary of the Bank, Samuel G. Stone, Executive Vice President – Corporate Finance and Strategic Planning of Mercantile and of the Bank, and Charles E. Christmas, Senior Vice President – Chief Financial Officer and Treasurer of Mercantile and Senior Vice President – Chief Financial Officer of the Bank.

The maximum amount that can be paid from the bonus pool under the Executive Officer Plan is $341,270. The bonus pool under the Executive Officer Plan, if any, is based on the achievement of targets under the following metrics for the last six months of 2014:

20%     Net loan growth
10%     Non-performing assets
10%     Commercial loan portfolio composition
10%     Return on assets
10%     Return on equity
10%     Net interest income
10%     Net interest margin
10%     Efficiency ratio
10%     Wholesale funds

The specific targets for each metric will be established by the Compensation Committee of Mercantile's Board of Directors.

Each individual target must be met or exceeded in order for the percentage associated with that metric to be credited toward the bonus pool under the Executive Officer Plan. The accumulated percentage for each individual target attained will be applied to the maximum bonus pool amount of $341,270 to determine the total amount of the bonus pool to be awarded. For example, if the first four factors are attained and the next five factors are not attained, the bonus pool under the Executive Officer Plan would be $341,270 x 50% = $170,635.

The bonus pool will be paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2014 salary (not to exceed 20% of each executive officer's 2014 salary.) Any bonus awards that are earned under the Executive Officer Plan will be paid to the executive officers on or before March 15, 2015.

Payments under the Executive Officer Plan are subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Board of Directors of the Bank.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

10.1                                2014 Mercantile Executive Officer Bonus Plan for July-December 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

	By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: August 21, 2014

Exhibit Index

Exhibit Number                    Description

10.1                                2014 Mercantile Executive Officer Bonus Plan for July-December 2014

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